Exhibit 99.1

NKGen Biotech, Inc. Announces Completion of NKMax Co., Ltd. Acquisition; Gains Full Control of Global Manufacturing and Intellectual Property Assets

●	NKGen acquires controlling stake in NKMax, marking a pivotal moment in its transformation into a fully integrated, self-sustaining, cell therapy company with global manufacturing and IP control.

●	Approximately $16.9 million paid to acquire 65% equity stake in recapitalized debt-free NKMax, with NKMax operations now expected to be funded through 2026.

●	Funding provided by AlpineBrook Capital GP 1 Limited and NKGen CEO Dr. Paul Y. Song.

SANTA ANA, Calif., September 9, 2025 -- NKGen Biotech, Inc. (OTC: NKGN) (“NKGen” or the “Company”), a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic natural killer (“NK”) cell therapeutics, today announced the successful completion of its acquisition of a majority equity stake in NKMax Co., Ltd. (“NKMax”), a Korean biotechnology company, out of bankruptcy. This acquisition marks a transformative step for NKGen, granting full control over key global manufacturing infrastructure, intellectual property (“IP”), and exclusive commercialization rights, while solidifying the Company’s position as an independent and vertically integrated leader in NK cell therapeutics.

This transaction is a culmination of a multi-year journey that has seen NKGen overcome significant challenges, emerge stronger, and continue its unwavering commitment to advancing groundbreaking cell therapies. Originally founded as a subsidiary of NKMax in 2017, NKGen has long benefited from its parent’s financial backing to drive the development of its innovative NK cell therapy platform. In October 2023, NKGen made the pivotal decision to go public in the U.S., securing a $25 million backstop commitment from NKMax to fund clinical development of NKGen’s flagship Alzheimer’s treatment. However, NKMax ultimately provided only $10 million of the $25 million backstop initially committed, marking the start of financial challenges for NKGen.

There were several unforeseen and unfortunate circumstances which led to the suspension of trading of NKMax shares on the KOSDAQ Korean Stock Exchange, and NKMax’s subsequent collapse into bankruptcy in 2024. This created significant financial challenges and uncertainty for NKGen which negatively impacted its own stock, ability to raise funds and eventual delisting from Nasdaq. In response to these challenges, NKGen’s leadership acted swiftly, with the support of AlpineBrook Capital GP 1 Limited (“AlpineBrook”), which recognized the potential of the combined companies. AlpineBrook provided the majority of the $17 million funding to NKGen for the purchase of NKMax shares. The entirety of the funding for the NKMax shares was provided by AlpineBrook and NKGen CEO Dr. Paul Y. Song, with terms to be finalized and disclosed in due course. This strategic partnership and infusion of capital are a testament to AlpineBrook’s confidence in the long-term growth and success of NKGen, now poised to leverage its newly acquired assets to drive future commercialization.

“This is more than an acquisition, it’s a turning point in our company’s history,” said Paul Y. Song, M.D., Chairman and CEO of NKGen. “The past couple of years have been incredibly challenging, but we had an unwavering belief in the science behind our therapy and its true potential to change lives. This belief drove each of us, at every level of the company, to make sacrifices, stay committed, and keep building even though our future was very uncertain. With the support of AlpineBrook, who recognized our dedication and scientific promise, we have been blessed with the chance to now fully integrate NKMax’s capabilities and expertise into NKGen while taking full control of all IP and global distribution rights. We believe removing the uncertainty of the parent company overhang has also begun to generate renewed interest from U.S. and international investors alike and will allow us to enter a new era of opportunity and long-term growth. We believe the acquisition of NKMax will also allow us to rapidly expand and forge partnerships throughout Asia and the Middle East.”

Dr. Song continued, “I am incredibly optimistic about the future of our lead therapeutic candidate, troculeucel, which has already been granted fast track designation by the U.S. Federal Drug Administration. We are consistently demonstrating cessation of disease progression and/or demonstrable cognitive improvements in over 90% of all Alzheimer’s patients treated to date and we are eagerly awaiting the completion of enrollment and generation of clinical and biomarker data from our double blinded randomized Phase 2 trial for moderate stage Alzheimer’s disease. With past challenges behind us, we are more focused and energized than ever, now turning our attention to advancing our clinical trials both in the U.S. and globally, with the goal of delivering this groundbreaking therapy to the patients who need it the most.”

Looking ahead, we believe NKGen is well-positioned to accelerate the clinical development of its lead Alzheimer’s therapy, troculeucel, and expand its pipeline of NK cell therapies. With full ownership of NKMax’s manufacturing infrastructure and IP, the company expects to be primed for global commercial success and further strategic partnerships. The Company anticipates significant investor interest, as it enters a new chapter focused on long-term value creation for shareholders and patients worldwide.

About Troculeucel

Troculeucel is a novel cell-based, patient specific, ex vivo expanded autologous NK cell immunotherapeutic drug candidate. NKGen is developing troculeucel for the treatment of neurodegenerative disorders and a broad range of cancers. Troculeucel is the International Nonproprietary Name (“INN”) for SNK01 assigned by the World Health Organization (“WHO”). The WHO INN approval of troculeucel establishes a universally recognized nonproprietary drug name for SNK01 and marks a significant step on NKGen’s journey toward bringing this therapy to market.

About NKGen Biotech

NKGen is a clinical-stage biotechnology company focused on the development and commercialization of innovative autologous and allogeneic NK cell therapeutics. NKGen is headquartered in Santa Ana, California, USA. For more information, please visit https://nkgenbiotech.com/.

Forward-Looking Statements

Statements contained in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Because such statements are patient to risks and uncertainties, many of which are outside of the Company’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s plans and expected timing for developing troculeucel and SNK02, including the expected timing of completing and announcing further results from its ongoing clinical studies; and the Company’s expected timing for developing its product candidates and potential benefits of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to execute its plans and strategies; risks related to performing clinical studies; the risk that initial and interim results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; potential delays in the commencement, enrollment and completion of clinical studies and the reporting of data therefrom; the risk that studies will not be completed as planned; the risk that the abstract will not be published as planned including delays in timing, format, or accessibility; and NKGen’s ability to raise additional funding to complete the development of its product candidates. Additional risks include uncertainties related to the Company’s acquisition of a majority interest in NKMax, including risks regarding the future performance of NKMax’s business, the Company’s ability to successfully integrate NKMax’s operations, personnel, and technologies, potential challenges in realizing expected synergies and cost savings, and risks that the Company may not achieve the anticipated strategic, financial, or operational benefits of the acquisition on the expected timeline or at all. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website under the subheading “Investors—Financial and Filings”. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Internal Contact:

Denise Chua, MBA, CLS, MLS(ASCP)

SVP, Corporate Affairs

949-396-6830

dchua@nkgenbiotech.com

External Contact:

Kevin Gardner

Managing Director

LifeSci Advisors, LLC

kgardner@lifesciadvisors.com